EXHIBIT 23.1




                               Consent of Attorney


SecurityView Group
16133 Ventura Boulevard, Suite 635
Encino, California 91436



RE: Form SB-2 of SecurityView Group filed with the Securities and
    Exchange Commission on or about June 15, 2000 ("Form SB-2").

Gentlemen,

     The undersigned hereby consents to the use of its name in the Form SB-2 under the Heading "Legal Matters".

Sincerely,


/s/ William Barnett
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William Barnett
15233 Ventura Blvd., Suite 410
Sherman Oaks, CA  91403